UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 22, 2008

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
The Merger Agreement
     On February 22, 2008, Mobile Mini, Inc., a Delaware corporation (“Mobile Mini” or the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of February 22, 2008 (the “Merger Agreement”), with Cactus Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (the “Merger Sub”), MSG WC Holdings Corp., a Delaware corporation (the “Target”) and Welsh, Carson, Anderson & Stowe X, L.P. (“Target Stockholder Representative”).
     Pursuant to the transactions under the Merger Agreement (the “Transaction”), Mobile Mini will assume approximately $535.0 million of the Target’s outstanding indebtedness (the “Assumed Debt”) and will acquire all outstanding shares of capital stock of the Target for $12.5 million in cash and shares of newly issued Mobile Mini convertible preferred stock with a liquidation preference of $154.0 million, subject to certain post-closing adjustments. The convertible preferred stock will be convertible into approximately 8.55 million shares of Mobile Mini’s common stock, representing a fully diluted ownership in Mobile Mini of approximately 19.8%. The preferred stock will be manditorily convertible into Mobile Mini common stock if, after the first anniversary of the issuance of the preferred stock, Mobile Mini’s common stock trades above $23.00 per share for a period of 30 consecutive days. The preferred stock will not have any cash or payment-in-kind dividends (unless and until a dividend is paid with respect to the common stock, in which case dividends will be paid on an equal basis with the common stock, on an as-converted basis), will not impose any covenants upon Mobile Mini, and will include a holder optional redemption feature following the tenth anniversary after the issue date at the request of a majority of the holders of the preferred stock. The Assumed Debt includes $200.0 million in aggregate principal amount of the 9 3/4% Senior Notes due 2014 (the “Notes”) issued by Mobile Services Group, Inc. and Mobile Storage Group, Inc., which will remain outstanding after the closing of the Transaction. The Transaction will not constitute a change of control event under the indenture governing the Notes. Other than the Notes and certain capitalized lease obligations, Mobile Mini intends to refinance the remaining Assumed Debt at the closing of the Transaction with cash on hand and/or a portion of the proceeds from Mobile Mini’s expected $1.0 billion asset-based revolving credit facility.
     The Target and the Company have each made representations and warranties to each other in the Merger Agreement. The Company has made certain covenants in the Merger Agreement, including (a) that it will use its commercially reasonable efforts to obtain debt financing to fund the transactions contemplated by the Merger Agreement, and (b) that it will cause a stockholder meeting to be held to consider approval of the Transaction and the issuance of the preferred stock contemplated by the Merger Agreement. In addition, the Target has made certain covenants in the Merger Agreement, including (a) to conduct its business in the ordinary course between the execution of the Merger Agreement and the closing of the Transaction, (b) not to solicit proposals relating to alternative business combination transactions, and (c) to use commercially reasonable efforts to assist the Company in connection with the arrangement of its debt financing for the Transaction. Each of the Company and the Target have agreed to indemnify the other and certain of their respective related parties for certain breaches of the representations and warranties in the Merger Agreement, up to a maximum aggregate amount of $30.0 million, subject to certain minimum claim requirements.
     Completion of the Transaction is subject to various conditions, including, among others, (a) approval of the holders of a majority of the outstanding shares of the Company common stock,, (b) subject to certain exceptions, the accuracy of the representations and warranties of the Company and the Target, as applicable, and compliance by the Company and the Target with their respective obligations and covenants under the Merger Agreement, (c) the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and certain other regulatory approvals and (d) the Company’s receipt of its debt financing for the transaction.
     The Merger Agreement contains certain termination rights for both the Company and the Target, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to reimburse the Target for all reasonable, documented out-of-pocket costs and expenses of Target incurred in connection with the negotiation and execution of the Merger Agreement and the evaluation of the transactions contemplated thereby up to a maximum of $3.0 million.
     The foregoing description of the Merger Agreement is a summary and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The terms and information in the agreement and plan of merger should not be relied on as disclosure about the Company or the Target without consideration of the periodic and current reports and statements that the Company and the Target file with the SEC. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, among the parties in relation to the merger. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. None of the Company or the Target undertakes any obligation to publicly release any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.
     A copy of the Company’s press release announcing the signing of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Important Legal Information
     This filing is being made in respect of the proposed merger transaction involving the Company and the Target and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement relating to a special meeting of its stockholders and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. Before making any voting or investment decisions, Stockholders of the Company are urged to read the proxy statement regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders. Stockholders of the Company will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to Mobile Mini, Inc. 7420 South Kyrene Road, Suite 101, Tempe, AZ 85283 Attention: Investor Relations.
Participants in the Solicitation
     The Company and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s notice of annual meeting and proxy statement for its most recent annual meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 1, 2007 and April 30, 2007, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.
Item 9.01 Financial Statements and Exhibits
(c)

2.1	Agreement and Plan of Merger, dated as of February 22, 2008, among Mobile Mini, Inc., Cactus Merger Sub, Inc., MSG WC Holdings Corp. and Welsh, Carson, Anderson & Stowe X, L.P.

99.1	Press Release dated February 22, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.
By:	/s/ Lawrence Trachtenberg
Lawrence Trachtenberg
Executive Vice President and Chief Financial Officer

Dated: February 28, 2008

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of February 22, 2008, among Mobile Mini, Inc., Cactus Merger Sub, Inc., MSG WC Holdings Corp. and Welsh, Carson, Anderson & Stowe X, L.P.

99.1	Press Release dated February 22, 2008